OVERSEAS FILMGROUP, INC.
                         NOTICE OF GRANT OF STOCK OPTION

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Overseas Filmgroup, Inc., (the "Company"):

Optionee                          William F. Lischak

Grant Date                        June 20, 2000

Vesting Commencement Date         The Options shall vest and become exercisable
                                  in thirty-six (36) monthly installments as follows: the first installment shall be in the amount of 2,095 Options and shall vest on May
                                  1, 2000; thereafter, the Options shall vest on the last day of each of the next thirty-five
                                  (35) consecutive months in thirty-five (35) monthly installments, each in the amount of 2,083 Options.

Exercise Price                    $3.40 per share

Number of Option Shares           75,000

Expiration Date                   June 19, 2005

Type of Option                    Incentive Stock Option

Date Exercisable                  See Vesting Commencement Date

Vesting Schedule                  Optionee shall acquire a vested interest in,
                                  and the Company's repurchase right shall accordingly lapse with respect to one-hundred percent (100%) of the Option Shares upon the Vesting Commencement Date.

Partial Exercise                  To the extent the Option is exercised for less
                                  than the total number of Option Shares at the time subject to such Option, the Option must be exercised for at least ten (10) Option
                                  Shares.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Overseas Filmgroup, Inc. 1996 Basic Stock Option and Stock Appreciation Rights Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

     Optionee understands that to the extent any Option Shares are not vested at the time the Option is exercised, those Option Shares shall be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

     No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause, subject to any provision to the contrary in any written employment agreement which may be in effect at the time between Optionee and the Company (or any such Parent or Subsidiary).

     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: June 20, 2000

                                           OVERSEAS FILMGROUP, INC.

                                                /s/ Robert Little
                                           By: __________________________
                                               Name:  Robert Little
                                               Title: Co-Chairman & Co-Chief
                                                      Executive Officer

                                           /s/ William F. Lischak
                                           _______________________________
                                           WILLIAM F. LISCHAK, OPTIONEE

                                           Address:   517 9th Street
                                                      Santa Monica, CA 90402

Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - Plan Summary & Prospectus

                                                                      EXHIBIT A

                            OVERSEAS FILMGROUP, INC.
                             STOCK OPTION AGREEMENT

                                    RECITALS

     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

     B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix. Now, therefore, it is hereby agreed as follows:

          1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2. OPTION TERM. This option shall have a term of five (5) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. During Optionee's lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

          4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               (a) Should Optionee cease to remain in Service for any reason (other than death, Disability or termination for Cause) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

               (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of
(i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

               (c) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

          NOTE: Exercise of this option on a date later than three
          (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes Permanent Disability. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

               (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

               (e) Should the Optionee's Service be terminated for Cause, then this Option shall immediately terminate and cease to be exercisable for any of the Option Shares.

     6. SPECIAL TERMINATION OF OPTION.

               (a) This option shall be assumable by the successor corporation (or parent thereof) in any Corporate Transaction, and to the extent this option is not so assumed, the option shall terminate and cease to be outstanding immediately following the consummation of such Corporate Transaction.

               (b) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate

Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

               (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     8. SHAREHOLDER RIGHTS. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

     9. MANNER OF EXERCISING OPTION.

               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    (i) To the extent the option is exercised for vested Option Shares, the Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of vested Option Shares to be purchased under the exercised option. To the extent that the option is exercised for one or more unvested Option Shares, Optionee (or other person exercising the option) shall deliver to the Secretary of the Corporation a Purchase Agreement for those unvested Option Shares.

                    (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                         (A) cash or check made payable to the Corporation; or

                         (B) cancellation of any indebtedness owed by the
                Corporation to the Optionee; or

                         (C) a promissory note payable to the Corporation, but
                only to the extent authorized by the Plan Administrator in accordance with Paragraph 13; or

                         (D) in shares of Common Stock held by Optionee (or any
                other person or persons exercising the option) for at least six (6) months, and valued at Fair Market Value on the Exercise Date; or

                         (E) to the extent the option is exercised for vested
                Option Shares and such procedure is available at the time of such exercise, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                    Except to the extent the sale and remittance procedure is
                utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

                    (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                    (iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                    (v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

          (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c) In no event may this option be exercised for any fractional shares.

     10. COMPLIANCE WITH LAWS AND REGULATIONS.

          (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market or the Nasdaq Small Cap Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

     11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

     12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

     14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

     15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

     16. SHAREHOLDER APPROVAL. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the shareholders, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

     17. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

          (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) ore than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or
(ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

          (b) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value(determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

          (c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     18. LEAVE OF ABSENCE. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

               (i) The vesting schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and no additional installments of the Option Shares shall vest during the period Optionee remains on such leave.

               (ii) Should Optionee resume active Employee status within sixty
          (60) days after the start date of the authorized leave, Optionee shall, for purposes of the vesting schedule set forth in the Grant

          Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty
          (60)-day period, then no Service credit shall be given for the period of such leave.

               (iii) If the option is designated as an Incentive Option in the Grant Notice, then the following additional provision shall apply:

                    (A) If the leave of absence continues for more than ninety
               (90) days, then this option shall automatically convert to a Non-Statutory Option under the Federal tax laws at the end of such ninety (90)-day period, unless the Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of the option, all subsequent exercises of such option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

               (iv) No additional Option Shares shall vest and the option shall cease to remain outstanding for any Option Shares, if Optionee does not resume Employee status prior to the Expiration Date of the option term.

                                    APPENDIX

     The following definitions shall be in effect under the Agreement:

     A. AGREEMENT shall mean this Stock Option Agreement.

     B. BOARD shall mean the Corporation's Board of Directors.

     C. CAUSE shall have the same meaning in effect for that term under any written employment agreement which may exist between Optionee and the Corporation (or any Parent or Subsidiary) at the time Optionee's Service is terminated. In the absence of such a written employment agreement, the Optionee's Service shall be deemed to have been terminated for Cause if such termination is due to the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. Such definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

     D. CODE shall mean the Internal Revenue Code of 1986, as amended.

     E. COMMON STOCK shall mean the Corporation's common stock.

     F. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean Overseas Filmgroup, Inc., a Delaware corporation.

     H. DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute PERMANENT DISABILITY in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     J. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

     K. EXERCISE PRICE shall mean the exercise price payable per Option Share as specified in the Grant Notice.

     L. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

     M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               -- While the Common Stock is traded only on the OTC Bulletin Board, the Fair Market Value per share shall be the average of the highest bid and lowest asked prices of the Common Stock quoted on the relevant date.

               -- If the Common Stock should subsequently become traded on the Nasdaq Small Cap Market, then the Fair Market Value per share shall be the average of the highest bid and lowest asked prices of the Common Stock quoted for the relevant date. However, for any date in question under the Plan on which there is a closing selling price quoted for the Common Stock on the Nasdaq Small Cap Market, such closing selling price shall be deemed to be the Fair Market Value per share of Common Stock on that date.

               -- Should the Common Stock be admitted for trading on the Nasdaq National Market, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on that date as reported by the National Association of Securities Dealers on the Nasdaq National Market.

               -- If the Common Stock becomes traded on any Stock Exchange, then the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on that date on such exchange, as reported in The Wall Street Journal.

     N. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

     O. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     P. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     S. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

     T. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

     U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V. PLAN shall mean the Corporation's Basic 1996 Stock Option and Stock Appreciation Rights Plan.

     W. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

     X. PURCHASE AGREEMENT shall mean the stock purchase agreement insubstantially the form of Exhibit B to the Grant Notice.

     Y. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

     Z. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

     AA. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    EXHIBIT I
                               NOTICE OF EXERCISE

     I hereby notify Overseas Filmgroup, Inc. (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the"Purchased Shares") at the option exercise price of $___________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1996 Basic Stock Option and Stock Appreciation Rights Plan on ____________________, 200___. Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. To the extent such procedure is available at the time the Option is exercised, I may also utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise.

____________________, 200____
Date

                                          _____________________________________
                                           Optionee

                                           Address:____________________________

                                                   _____________________________

Print name in exact manner
it is to appear on the
stock certificate:                         ____________________________________

Address to which certificate
is to be sent, if different
from address above:                        ____________________________________

                                           ____________________________________

                                           ____________________________________

                                           ____________________________________

Social Security Number:                    ____________________________________

                                                                     EXHIBIT B

                            OVERSEAS FILMGROUP, INC.
                            STOCK PURCHASE AGREEMENT

     AGREEMENT made as of this ____ day of _______________________ 200____, by and between Overseas Filmgroup, Inc., a Delaware corporation (the
"Corporation"), and __________________________________, the recipient of an option grant ("Optionee") under the Corporation's 1996 Basic Stock Option and Stock Appreciation Rights Plan.

     All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

BB. EXERCISE OF OPTION

     1. EXERCISE. Optionee hereby purchases ____________ unvested shares of Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted Optionee on __________________________, 200__ (the "Grant
Date") to purchase up to _______________________ shares of Common Stock under the Plan at the exercise price of $______ per share (the "Exercise Price").

     2. PAYMENT. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

     3. STOCKHOLDER RIGHTS. Until such time as the Corporation exercises the Repurchase Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Article B.

     4. COMPLIANCE WITH LAW. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Optionee pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of the Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market or the Nasdaq Small Cap Market if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

CC. TRANSFER RESTRICTIONS

     1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right.

     2. RESTRICTIVE LEGEND. The stock certificates for the Purchased Shares shall be endorsed with the following restrictive legend:

     "The shares represented by this certificate are unvested and subject to a repurchase right granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, 200__ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

     3. TRANSFEREE OBLIGATIONS. Each person to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right to the same extent such shares would be so subject if retained by Optionee.

DD. REPURCHASE RIGHT

     1. GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Exercise Price all or (at the discretion of the Corporation and with the consent of Optionee) any portion of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

     2. EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on or before the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Exercise Price previously paid for the Unvested Shares which are to be repurchased from Owner.

     3. TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule.

     4. AGGREGATE VESTING LIMITATION. If the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the "Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

     5. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

     6. CORPORATE TRANSACTION.

          (a) The Repurchase Right shall be assignable to the successor entity in any Corporate Transaction. However, to the extent the successor entity does not accept such assignment, the Repurchase Right shall terminate immediately upon the consummation of such Corporate Transaction.

          (b) To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; PROVIDED, however, that the aggregate purchase price shall remain the same. The new securities or other property (including any cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Corporate Transaction shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

EE. SPECIAL TAX ELECTION

     1. The compensation income recognized by the Optionee in connection with the acquisition of the Purchased Shares may under certain circumstances be reduced by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II.

     2. OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF FILING THE CODE SECTION 83(B) ELECTION. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

FF. GENERAL PROVISIONS

     1. ASSIGNMENT. The Corporation may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more shareholders of the Corporation. If the assignee of the Repurchase Right is other than (i) a wholly owned subsidiary of the Corporation or (ii) the parent corporation owning one hundred percent (100%) of the Corporation's outstanding capital stock, then such assignee must make a cash payment to the corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the Fair Market Value of the Purchased Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for the Unvested Shares.

     2. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause, subject to any provision to the contrary in any written employment agreement which may be in effect at the time between Optionee and the corporation (or any such Parent or Subsidiary).

     3. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

     4. NO WAIVER. The failure of the Corporation to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     5. CANCELLATION OF SHARES. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

GG. MISCELLANEOUS PROVISIONS

     1. OPTIONEE UNDERTAKING. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

     2. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

     3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

     4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                       OVERSEAS FILMGROUP, INC.


                                       By:_______________________________
                                          Name:
                                          Title:



                                       __________________________________
                                       OPTIONEE

                                       Address: _________________________

                                       __________________________________

                                    EXHIBIT I

                                   ASSIGNMENT

     FOR VALUE RECEIVED ______________________ hereby sell(s), assign(s)and transfer(s) unto Overseas Filmgroup, Inc. (the "Corporation"), _________________ (________) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. __________ herewith and do(es) hereby irrevocably constitute and appoint ________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ________________________


Signature:______________________





INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

                                   EXHIBIT II

         FEDERAL INCOME TAX CONSEQUENCES AND SECTION 83(B) TAX ELECTION

A. FEDERAL INCOME TAX CONSEQUENCES AND SECTION 83(B) ELECTION FOR EXERCISE OF NON-STATUTORY OPTION. If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions"includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the fair market value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

B. FEDERAL INCOME TAX CONSEQUENCES AND CONDITIONAL SECTION 83(B) ELECTION FOR EXERCISE OF INCENTIVE OPTION. If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

     1. For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

     2. The excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in Optionee's taxable income for alternative minimum tax purposes.

     3. If Optionee makes a disqualifying disposition of the Purchased Shares, then Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

     4. For purposes of the foregoing, the term "forfeiture restrictions" will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. The term "disqualifying disposition" means any sale or other disposition1 of the Purchased Shares within two (2) years after the Grant Date or within one (1) year after the exercise date of the Option.

     5. In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit (a) Optionee's alternative minimum taxable income upon exercise and (b) Optionee's ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of the Purchased Shares on the date the Option is exercised over the Exercise Price paid for the Purchased Shares. Accordingly, such election if properly filed will only be allowed to the extent the final Treasury Regulations permit such a protective election. Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.




__________________

     1 Generally, a disposition of shares purchased under an Incentive Option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee's spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

                             SECTION 83(B) ELECTION

     This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:
     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ___________ shares of the common stock of Overseas Filmgroup, Inc.

(3)  The property was issued on ____________, 200__.

(4) The taxable year in which the election is being made is the calendar year 200__.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer is terminated. The issuer's repurchase right lapses in a series of installments over a ____________(______)-year period ending on ____________________, 200___.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ ____________per share.

(7)  The amount paid for such property is $ ___________ per share.

(8) A copy of this statement was furnished to Overseas Filmgroup, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed on ______________________, 200__.


-------------------------           ----------------------------------------
Spouse (if any)                     Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE MADE WITHIN THIRTY (30) DAYS AFTER THE EXECUTION DATE OF THE STOCK PURCHASE AGREEMENT. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. OPTIONEE MUST RETAIN TWO (2) COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR

HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.

     The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the "Code"). Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

     1. The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Code.

     2. Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a "disqualifying disposition" of the shares, within the meaning of
Section 421(b) of the Code, which would otherwise render the provisions of
Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.

THIS PAGE 2 IS TO BE ATTACHED TO ANY SECTION 83(B) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION UNDER THE FEDERAL TAX LAWS.

                                    APPENDIX

     The following definitions shall be in effect under the Agreement:

A.   AGREEMENT shall mean this Stock Purchase Agreement.

B.   BOARD shall mean the Corporation's Board of Directors.

C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

D.   COMMON STOCK shall mean the Corporation's common stock.

E. CORPORATE TRANSACTION shall mean any of the following transactions to which the Corporation is a party:

     1. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     2. the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

F.   CORPORATION shall mean Overseas Filmgroup, Inc., a Delaware corporation.

G.   EXERCISE PRICE shall have the meaning assigned to such term in Paragraph
     A.1.

H.   GRANT DATE shall have the meaning assigned to such term in Paragraph A.1.

I. GRANT NOTICE shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

J. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

K. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

L.   OPTION shall have the meaning assigned to such term in Paragraph A.1.

M. OPTION AGREEMENT shall mean all agreements and other documents evidencing the Option.

N.   OPTIONEE shall mean the person to whom the Option is granted.

O. OWNER shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

P. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

R. PLAN shall mean the Corporation's 1996 Basic Stock Option and Stock Appreciation Rights Plan.

S. PRIOR PURCHASE AGREEMENT shall have the meaning assigned to such term in Paragraph C.4.

T.   PURCHASED SHARES shall have the meaning assigned to such term in Paragraph
     A.1.

U. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, reclassification, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the corporation's receipt of consideration.

V. REPURCHASE RIGHT shall mean the right granted to the Corporation in accordance with Article C.

W. SERVICE shall mean the Optionee's performance of services for the corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

X. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Y. VESTING SCHEDULE shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

Z.   UNVESTED SHARES shall have the meaning assigned to such term in Paragraph
     C.1.